EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into effective as of December 1, 2004 (the "Effective Date"), by and between Innovative Software Technologies, Inc., a California corporation (the "Employer"), and Douglas W. Single, an individual resident in New Mexico (the "Executive").

                                   BACKGROUND:

      The Company desires to employ the Executive as Vice President of Business Development of Employer, and President of Get in the Game, Inc., a wholly owned subsidiary of Employer, and the Executive desires to accept such employment, on the terms and subject to the conditions set forth in this Agreement.

                                    AGREEMENT

      The parties, intending to be legally bound, agree as follows:

1.    EMPLOYMENT TERMS AND DUTIES

      1.1 EMPLOYMENT. The Employer hereby employs the Executive, and the Executive hereby accepts employment by the Employer, upon the terms and conditions set forth in this Agreement.

      1.2 TERM. Subject to the provisions of Section 5, the term of the Executive's employment under this Agreement will be two years, beginning on the Effective Date and ending on the second anniversary of the Effective Date. Beginning on the Termination Date, the term of employment shall automatically renew on a year-to-year basis (each such year being referred to as a "Renewal Period") unless and until terminated earlier pursuant to Section 6 hereof or until terminated by the Employer or the Executive by written notice at least 60 days before the commencement of such Renewal Period.

      1.3 DUTIES. The Executive will have such duties as are assigned or delegated to the Executive by the Board of Directors or Chief Executive Officer, and will initially serve as Vice President of Business Development of Employer and President of Get in the Game, Inc., a wholly-owned subsidiary of Employer. The Executive will devote his time, attention, skill, and energy to the business of the Employer on a full-time basis, will use his reasonable best efforts to promote the success of the Employer's business, and will cooperate fully with the Board of Directors in the advancement of the best interests of the Employer. Nothing in this Section 1.3, however, will prevent the Executive from engaging in additional business activities, personal investments and community affairs that are not inconsistent with the Executive's duties under this Agreement. If the Executive is elected as a director of the Employer or as a director or officer of any of its affiliates, the Executive will fulfill his duties as such director or officer without additional compensation.

2.    COMPENSATION

      2.1 BASIC COMPENSATION.

      (a) Salary. The Executive will be paid an annual salary of $120,000, subject to adjustment as provided below (the "Salary"), which will be payable in equal periodic installments according to the Employer's customary payroll practices, but no less frequently than monthly. The Salary will be reviewed by the Board of Directors not less frequently than annually, and may be adjusted upward or downward in the sole discretion of the Board of Directors, but in no event will the Salary be less than $100,000 per year.


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      (b)   Equity  Grant.  In  consideration  of Executive  entering  into this
            Agreement, the Company shall issue to Employee 350,000 shares of its common stock, such shares to vest as follows: 175,000 shares immediately and 175,000 shares on the one year anniversary of the execution of this Agreement. Such shares will be issued in a transaction that is exempt from the registration requirements of the Securities Act of 1933, as amended, and such shares shall be, upon issuance, validly issued, fully paid, and non-assessable. The certificates representing said shares shall bear the Company's standard restrictive legend.

      (c) Benefits. The Executive will, during the Employment Period, be permitted to participate in such pension, profit sharing, bonus, life insurance, hospitalization, major medical or health plan, and other employee benefit plans of the Employer that may be in effect from time to time, to the extent the Executive is eligible under the terms of those plans (collectively, the "Benefits").

      2.2 INCENTIVE COMPENSATION. As additional compensation (the "Incentive Compensation") for the services to be rendered by the Executive pursuant to this Agreement, the Employer will pay the Executive with respect to each Fiscal Year during the Employment Period according to the Company's Executive Performance Plan to be approved by the Board of Directors as amended from time to time.

      2.3 WITHHOLDING. All compensation and amounts payable to Executive pursuant to this Agreement shall be subject to all applicable taxes and payroll deductions.

3.    FACILITIES AND EXPENSES

      The Employer will furnish the Executive office space, equipment, supplies, and such other facilities and personnel as the Employer deems necessary or appropriate for the performance of the Executive's duties under this Agreement. The Employer will pay the Executive's dues in such professional societies and organizations as the Chief Executive Officer deems appropriate, and will pay on behalf of the Executive (or reimburse the Executive for) reasonable expenses incurred by the Executive at the request of, or on behalf of, the Employer in the performance of the Executive's duties pursuant to this Agreement, and in accordance with the Employer's employment policies, including reasonable expenses incurred by the Executive in attending conventions, seminars, and other business meetings, in appropriate business entertainment activities, and for promotional expenses. The Executive must file expense reports with respect to such expenses in accordance with the Employer's policies.

4.    VACATIONS AND HOLIDAYS

      The Executive will be entitled to three weeks of paid vacation each Fiscal Year in accordance with the vacation policies of the Employer in effect for its executive officers as modified from time to time. Vacation must be taken by the Executive at such time or times as approved by the Chairman of the Board or Chief Executive Officer. The Executive will also be entitled to the paid holidays and other paid leave set forth in the Employer's policies. Vacation days and holidays during any Fiscal Year that are not used by the Executive during such Fiscal Year may not be used in any subsequent Fiscal Year.

5.    TERMINATION

      5.1 EVENTS OF TERMINATION. The Employment Period, the Executive's Basic Compensation and Incentive Compensation, and any and all other rights of the Executive under this Agreement or otherwise as an employee of the Employer will terminate (except as otherwise provided in this Section 5):


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      (a)   upon the death of the Executive;

      (b) upon the disability of the Executive (as defined in Section 5.2) immediately upon notice from either party to the other;

      (c) for cause (as defined in Section 5.3), immediately upon notice from the Employer to the Executive, or at such later time as such notice may specify; or

      (d) for good reason (as defined in Section 5.4) upon not less than thirty days' prior notice from the Executive to the Employer.

      In addition to the other termination provisions of this Agreement Employer may terminate the Employee's employment without Cause at any time.

      5.2 DEFINITION OF DISABILITY. For purposes of Section 5.1, the Executive will be deemed to have a "disability" if, for physical or mental reasons, the Executive is unable to perform the Executive's duties under this Agreement for 90 consecutive days, or 150 days during any twelve-month period, as determined in accordance with this Section 5.2. The disability of the Executive will be determined by a medical doctor selected by written agreement of the Employer and the Executive upon the request of either party by notice to the other. If the Employer and the Executive cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two medical doctors will select a third medical doctor who will determine whether the Executive has a disability. The determination of the medical doctor selected under this Section
5.2 will be binding on both parties. The Executive must submit to a reasonable number of examinations by the medical doctor making the determination of disability under this Section 5.2, and the Executive hereby authorizes the disclosure and release to the Employer of such determination and all supporting medical records. If the Executive is not legally competent, the Executive's legal guardian or duly authorized attorney-in-fact will act in the Executive's stead, under this Section 5.2, for the purposes of submitting the Executive to the examinations, and providing the authorization of disclosure, required under this Section 5.2.

      5.3 DEFINITION OF "FOR CAUSE." For purposes of Section 5.1, the phrase "for cause" means: (a) the Executive's material breach of this Agreement if Executive has been given a reasonable opportunity to comply with such policy or cure his failure to comply (which reasonable opportunity must be granted during the thirty-day period preceding termination of this Agreement; (b) the Executive's failure to adhere to any written Employer policy if the Executive has been given a reasonable opportunity to comply with such policy or cure his failure to comply (which reasonable opportunity must be granted during the fifteen-day period preceding termination of this Agreement); (c) the appropriation (or attempted appropriation) of a material business opportunity of the Employer, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Employer; (d) the misappropriation (or attempted misappropriation) of any of the Employer's funds or property; or (e) the conviction of, (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment. Termination for cause shall be effected only through a vote of the majority of the board of directors.

      5.4 DEFINITION OF "FOR GOOD REASON." For purposes of Section 5.1, the phrase "for good reason" means any of the following: (a) The Employer's material breach of this Agreement; (b) the assignment of the Executive without his consent to a position, responsibilities, or duties of a materially lesser status or degree of responsibility than his position, responsibilities, or duties at the Effective Date; or (c) the relocation of the Employer's principal executive offices outside the metropolitan Tampa Bay, Florida area; (d) the requirement by the Employer that the Executive be based anywhere other than the Employer's principal executive offices, in either case without the Executive's consent, or
(e) a Change in Control of the Employer.

      5.5 TERMINATION PAY. Effective upon the termination of this Agreement, the Employer will be obligated to pay the Executive (or, in the event of his death, his designated beneficiary as defined below) only such compensation as is


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provided in this Section 5.5. For purposes of this Section 5.5, the  Executive's designated beneficiary will be such individual beneficiary or trust, located at such address, as the Executive may designate by notice to the Employer from time to time or, if the Executive fails to give notice to the Employer of such a beneficiary, the Executive's estate. Notwithstanding the preceding sentence, the Employer will have no duty, in any circumstances, to attempt to open an estate on behalf of the Executive, to determine whether any beneficiary designated by the Executive is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any person or entity purporting to act as the Executive's personal representative (or the trustee of a trust established by the Executive) is duly authorized to act in that
capacity,  or  to  locate  or  attempt  to  locate  any  beneficiary,   personal
representative, or trustee.

      (a) Termination by the Executive for Good Reason or by the Employer without Cause. If the Executive terminates this Agreement for good reason, or if the Employer terminates the Employee without Cause, the Employer will pay the Executive (i) the Executive's Salary for the remainder, if any, of the calendar month in which such termination is effective and for six consecutive calendar months thereafter, and (ii) that portion of the Executive's Incentive Compensation, if any, for the Fiscal Year during which the termination is effective, prorated through the date of termination.

      (b) Termination by the Employer for Cause. If the Employer terminates this Agreement for cause, the Executive will be entitled to receive his Salary only through the date such termination is effective, but will not be entitled to any Incentive Compensation for the Fiscal Year during which such termination occurs or any subsequent Fiscal Year.

      (c) Termination upon Disability. If this Agreement is terminated by either party as a result of the Executive's disability, as determined under Section 5.2, the Employer will pay the Executive his Salary through the remainder of the calendar month during which such termination is effective and for the lesser of (i) six consecutive months thereafter, or (ii) the period until disability insurance benefits commence under the disability insurance coverage furnished by the Employer to the Executive.

      (d) Termination upon Death. If this Agreement is terminated because of the Executive's death, the Executive will be entitled to receive his Salary through the end of the calendar month in which his death occurs, and that part of the Executive's Incentive Compensation, if any, for the Fiscal Year during which his death occurs, prorated through the end of the calendar month during which his death occurs.

      (e) Benefits. The Executive's accrual of, or participation in plans providing for, the Benefits will cease at the effective date of the termination of this Agreement, and the Executive will be entitled to accrued Benefits pursuant to such plans only as provided in such plans. The Executive will not receive, as part of his termination pay pursuant to this Section 5, any payment or other compensation for any vacation, holiday, sick leave, or other leave unused on the date the notice of termination is given under this Agreement.

6.    NON-DISCLOSURE COVENANT; EMPLOYEE INVENTIONS

      6.1 ACKNOWLEDGMENTS BY THE EXECUTIVE. The Executive acknowledges that (a) during the Employment Period and as a part of his employment, the Executive will be afforded access to Confidential Information; (b) public disclosure of such Confidential Information could have an adverse effect on the Employer and its business; (c) because the Executive possesses substantial technical expertise and skill with respect to the Employer's business, the Employer desires to obtain exclusive ownership of each Employee Invention, and the Employer will be at a substantial competitive disadvantage if it fails to acquire exclusive ownership of each Employee Invention; (d) the Employer has required that the Executive make the covenants in this Section 6 as a condition to employment; and
(e) the provisions of this Section 6 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information and to provide the Employer with exclusive ownership of all Employee Inventions.


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      6.2 AGREEMENTS OF THE EXECUTIVE.  In consideration of the compensation and benefits to be paid or provided to the Executive by the Employer under this Agreement, the Executive covenants as follows:

      (a)   Confidentiality.

            (i) During and at all times following the Employment Period, the Executive will hold in confidence the Confidential Information and will not disclose it to any person except with the specific prior written consent of the Employer or except as otherwise expressly permitted by the terms of this Agreement.

            (ii) Any trade secrets of the Employer will be entitled to all of the protections and benefits under applicable state or federal law including trade secret law. If any information that the Employer deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The Executive hereby waives any requirement that the Employer submit proof of the economic value of any trade secret or post a bond or other security.

            (iii) None of the foregoing  obligations and restrictions applies to any part of the Confidential Information that the Executive demonstrates was or became generally available to the public other than as a result of a disclosure by the Executive.

            (iv) The Executive will not remove from the Employer's premises (except to the extent such removal is for purposes of the performance of the Executive's duties at home or while traveling, or except as otherwise specifically authorized by the Employer) any document, record, notebook, plan, model, component, device, data, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). The Executive recognizes that, as between the Employer and the Executive, all of the Proprietary Items, whether or not developed by the Executive, are the exclusive property of the Employer. Upon termination of this Agreement by either party, or upon the request of the Employer during the Employment Period, the Executive will return to the Employer all of the Proprietary Items in the Executive's possession or subject to the Executive's control, and the Executive shall not retain any copies, abstracts, sketches, or other physical or electronic embodiment of any of the Proprietary Items.

      (b) Employee Inventions. Each Employee Invention will belong exclusively to the Employer. The Executive acknowledges that all of the Executive's writing, works of authorship, and other Employee Inventions are works made for hire and the property of the Employer, including any copyrights, patents, semiconductor mask protection, or other intellectual property rights pertaining thereto. If it is determined that any such works are not works made for hire, the Executive hereby assigns to the Employer all of the Executive's right, title, and interest, including all rights of copyright, patent, semiconductor mask protection, and other intellectual property rights, to or in such Employee Inventions. The Executive covenants that he will promptly:

                  (i)   disclose  to  the   Employer  in  writing  any  Employee
                        Invention;

                  (ii) assign to the Employer or to a party designated by the Employer, at the Employer's request and without additional compensation, all of the Executive's right to the Employee Invention for the United States and all foreign jurisdictions;


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                  (iii) execute and deliver to the Employer  such  applications, assignments, and other documents as the Employer may request in order to apply for and obtain patents or
                        other   registrations   with  respect  to  any  Employee
                        Invention   in  the  United   States  and  any   foreign
                        jurisdictions;

                  (iv) sign all other papers necessary to carry out the above obligations; and

                  (v) give testimony and render any other assistance but without expense to the Executive in support of the Employer's rights to any Employee Invention.

      6.3 DISPUTES OR CONTROVERSIES. The Executive recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by the Employer, the Executive, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.

7.    NON-COMPETITION AND NON-INTERFERENCE

      7.1 ACKNOWLEDGMENTS BY THE EXECUTIVE. The Executive acknowledges that: (a) the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character; (b) the Employer's business is national in scope and its products are marketed throughout the United States and Canada; (c) the Employer competes with other businesses that are or could be located in any part of the United States or Canada; (d) the Employer has required that the Executive make the covenants set forth in this
Section 7 as a condition to employment by Employer; and (e) the provisions of this Section 7 are reasonable and necessary to protect the Employer's business.

      7.2 COVENANTS OF THE EXECUTIVE. In consideration of the acknowledgments by the Executive, and in consideration of the compensation and benefits to be paid or provided to the Executive by the Employer, the Executive covenants that he will not, directly or indirectly:

      (a) during the Employment Period, except in the course of his employment hereunder, and during the Post-Employment Period, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend the Executive's name or any similar name to, lend Executive's credit to or render services or advice to, any business whose products or activities compete in whole or in part with the products or activities of the Employer

      (b) whether for the Executive's own account or for the account of any other person, at any time during the Employment Period and the Post-Employment Period, solicit business of the same or similar type being carried on by the Employer, from any person known by the Executive to be a customer of the Employer, whether or not the Executive had personal contact with such person during and by reason of the Executive's employment with the Employer;

      (c) whether for the Executive's own account or the account of any other person (i) at any time during the Employment Period and the Post-Employment Period, solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is or was an employee of the Employer at any time during the Employment Period or in any manner induce or attempt to induce any employee of the Employer to terminate his employment with the Employer; or (ii) at any time during the Employment Period and for three years thereafter, interfere with the Employer's relationship with any person, including any person who at any time during the Employment Period was an employee, contractor, supplier, or customer of the Employer; or


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      (d)   at any time during or after the  Employment  Period,  disparage  the
            Employer or any of its shareholders, directors, officers, employees, or agents.

      For purposes of this Section 7.2, the term "Post-Employment Period" means the one year period beginning on the date of termination of the Executive's employment with the Employer.

      If any covenant in this Section 7.2 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Executive.

      The period of time applicable to any covenant in this Section 7.2 will be extended by the duration of any violation by the Executive of such covenant.

      The Executive will, while the covenant under this Section 7.2 is in effect, give notice to the Employer, within ten days after accepting any other employment, of the identity of the Executive's employer. The Employer may notify such employer that the Executive is bound by this Agreement and, at the Employer's election, furnish such employer with a copy of this Agreement or relevant portions thereof.

8.    GENERAL PROVISIONS

      8.1 INJUNCTIVE RELIEF AND ADDITIONAL REMEDY. The Executive acknowledges that the injury that would be suffered by the Employer as a result of a breach of the provisions of this Agreement (including any provision of Sections 6 and 7) would be irreparable and that an award of monetary damages to the Employer for such a breach would be an inadequate remedy. Consequently, the Employer will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and the Employer will not be obligated to post bond or other security in seeking such relief. Without limiting the Employer's rights under this Section 8 or any other remedies of the Employer, if the Executive breaches any of the provisions of Section 6 or 7, the Employer will have the right to cease making any payments otherwise due to the Executive under this Agreement.

      8.2 COVENANTS OF SECTIONS 6 AND 7 ARE ESSENTIAL AND INDEPENDENT COVENANTS. The covenants by the Executive in Sections 6 and 7 are essential elements of this Agreement, and without the Executive's agreement to comply with such covenants, Employer would not have entered into this Agreement or employed or continued the employment of the Executive. The Employer and the Executive have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Employer.

      The Executive's covenants in Sections 6 and 7 are independent covenants and the existence of any claim by the Executive against the Employer under this Agreement or otherwise, or against the Buyer, will not excuse the Executive's breach of any covenant in Section 6 or 7.

      If the Executive's employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Executive in Sections 6 and 7.

      8.3 REPRESENTATIONS AND WARRANTIES BY THE EXECUTIVE. The Executive represents and warrants to the Employer that the execution and delivery by the Executive of this Agreement does not, and the performance by the Executive of the Executive's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Executive; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Executive is a party or by which the Executive is or may be bound.


                                       7
                                                    Initials _________  ________
                                                             Executive  Employer

      8.4 OBLIGATIONS CONTINGENT ON PERFORMANCE. The obligations of the Employer hereunder, including its obligation to pay the compensation provided for herein, are contingent upon the Executive's performance of the Executive's obligations hereunder.

      8.5 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law,
(a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

      8.6 BINDING EFFECT; DELEGATION OF DUTIES PROHIBITED. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Executive under this Agreement, being personal, may not be delegated.

      8.7 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nation-ally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

      If to Employer:      Innovative Software Technologies, Inc.
                           204 NW Platte Valley Drive
                           Riverside, MO 64152
                           Attention: D. Shane Hackett, President and CEO
                           Facsimile No.: (816) 587-0683

      With a copy to:      Foley & Lardner LLP
                           100 North Tampa Street, Suite 2700
                           Tampa, FL  33602
                           Attention: Curt P. Creely, Esq.
                           Facsimile No.: 813.221.4210

      If to the Executive: Christopher J. Floyd
                           6516 Windjammer Place
                           Bradenton, FL 34202
                           Facsimile No.: (207) 470-5736

      8.8 ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

      8.9 GOVERNING LAW. This Agreement will be governed by the laws of the State of Florida without regard to conflicts of laws principles.


                                       8
                                                    Initials _________  ________
                                                             Executive  Employer

      8.10 JURISDICTION. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of Florida County of Hillsborough, or, if it has or can acquire jurisdiction, in the United States District Court for the Middle District of Florida, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.

      8.11 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

      8.12 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      8.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

      8.14 WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE A JURY TRIAL IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT.

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date above first written above.

EMPLOYER:                                       EXECUTIVE:


By:/s/ Peter M. Peterson                        /s/ Douglas W. Single
   -----------------------------                --------------------------------
   Peter M. Peterson,                           Douglas W. Single
   Chief Executive Officer


                                       9
                                                    Initials _________  ________
                                                             Executive  Employer

                                    EXHIBIT A
                                   DEFINITIONS

"AGREEMENT"--this Employment Agreement, including this Exhibit A hereto, as amended from time to time.

"BASIC COMPENSATION"--Salary and Benefits.

"BENEFITS"--as defined in Section 2.1(d).

"BOARD OF DIRECTORS"--the board of directors of the Employer.

"CHANGE IN CONTROL" --shall be deemed to have occurred upon the happening of any one of the following events:

      a. any person, entity, or group thereof acting in concert (a "Person") (other than (A) the Employee, or any "affiliate" (as defined in Rule 12b-2 of the Securities Exchange Act of 1934) of any of the foregoing, (B) the Company or any of its subsidiaries, (C) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its subsidiaries, (D) an underwriter temporarily holding securities pursuant to an offering of such securities or (E) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock in the Company) being or becoming the "beneficial owner" (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of securities of the Company which, together with securities previously owned, confer upon such Person the combined voting power, on any matters brought to a vote of shareholders, of 50% or more of the then outstanding shares of voting securities of the Company; or

      b. the sale, assignment or transfer of assets of the Company or any subsidiary or subsidiaries, in a transaction or series of transactions, if the aggregate consideration received or to be received by the Company or any such subsidiary in connection with such sale, assignment or transfer is greater than fifty percent (50%) of the book value, determined by the Company in accordance with generally accepted accounting principles, of the Company's assets determined on a consolidated basis immediately before such transaction or the first of such transactions; or

      c. the merger, consolidation, share exchange or reorganization of the Company (or one or more direct or indirect subsidiaries of the Company) as a result of which the holders of all of the shares of capital stock of the Company as a group would receive fifty percent (50%) or less of the combined voting power of the voting securities of the Company or such surviving or resulting entity or any parent thereof immediately after such merger, consolidation, share exchange or reorganization; or

      d. the adoption of a plan of complete liquidation or the approval of the dissolution of the Company; or

      e. the commencement (within the meaning of Rule 13e-4 under the Securities Exchange Act of 1934) of a tender or exchange offer which, if successful, would result in a Change of Control of the Company; or

      f. a determination by the Board of Directors of the Company, in view of the then current circumstances or impending events, that a Change of Control of the Company has occurred or is imminent, which determination shall be made for the specific purpose of triggering the operative provisions of this Agreement.

"CONFIDENTIAL INFORMATION"--any and all:

      a. trade secrets concerning the business and affairs of the Employer, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, databases, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), and any other information, however documented, that is a trade secret within the meaning of the Florida Uniform Trade Secrets Act; and


Employment Agreement                   A-1
                                                    Initials _________  ________
                                                             Executive  Employer

      b. information concerning the business and affairs of the Employer (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials), however documented except as disclosed by Employer to the public; and

      c.    notes,  analysis,   compilations,   studies,  summaries,  and  other
            material prepared by or for the Employer containing or based, in whole or in part, on any information included in the foregoing.

"DISABILITY"--as defined in Section 5.2.

"EFFECTIVE DATE"--the date stated in the first paragraph of the Agreement.

"EMPLOYEE INVENTION"--any idea, invention, technique, modification, process, or improvement (whether patentable or not), any industrial design (whether registerable or not), any mask work, however fixed or encoded, that is suitable to be fixed, embedded or programmed in a semiconductor product (whether recordable or not), and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived, or developed by the Executive, either solely or in conjunction with others, during the Employment Period, or a period that includes a portion of the Employment Period, that relates directly to the business then being conducted or proposed to be conducted by the Employer, and any such item created by the Executive, either solely or in conjunction with others, following termination of the Executive's employment with the Employer, that is based upon or uses Confidential Information.

"EMPLOYMENT   PERIOD"--the  term  of  the  Executive's   employment  under  this
Agreement.

"FISCAL YEAR"--the Employer's fiscal year, as it exists on the Effective Date or as changed from time to time.

"FOR CAUSE"--as defined in Section 5.3.

"FOR GOOD REASON"--as defined in Section 5.4.

"INCENTIVE COMPENSATION"--as defined in Section 2.2.

"NONCOMPETITION AGREEMENT"--as defined in Section 7.

"PERSON"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.

"POST-EMPLOYMENT PERIOD"--as defined in Section 7.2.

"PROPRIETARY ITEMS"--as defined in Section 6.2(a)(iv).

"SALARY"--as defined in Section 2.1(a).


Employment Agreement                   A-2
                                                    Initials _________  ________
                                                             Executive  Employer